UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2010

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

230 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

     On May 19, 2010, Geron Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) at 8:30 a.m. local time at the Company’s headquarters, 230 Constitution Drive, Menlo Park, California pursuant to notice duly given. Only stockholders of record as of the close of business on March 22, 2010 were entitled to vote at the Annual Meeting. As of March 22, 2010, 97,458,243 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting, of which 69,891,569 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

     (a) The nominees for Class II Directors to serve for a three year term expiring at the 2013 Annual Meeting were elected.

			Broker
Nominee	Votes For	Votes Withheld	Non-Votes
Edward V. Fritzky	28,590,221	3,590,293	37,711,055
Thomas D. Kiley	28,595,306	3,585,208	37,711,055

     (b) The amendment to the Company’s 2002 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 5,000,000 shares was approved.

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
17,218,209	14,804,639	157,666	37,711,055

      (c) The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified.

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
63,245,000	6,394,752	251,817	0

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: May 21, 2010	By:	/s/ David L. Greenwood
David L. Greenwood
Executive Vice President and
Chief Financial Officer